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                                                                      Exhibit 99


                             ALPHA INDUSTRIES, INC.

                      1997 NON-QUALIFIED STOCK OPTION PLAN

                           FOR NON-EMPLOYEE DIRECTORS


         1. PURPOSE. The appropriate purpose of this 1997 Non-Qualified Stock Option Plan for Non-Employee Directors is to attract and retain the services of experienced and knowledgeable independent directors of the Corporation for the benefit of the Corporation and its stockholders and to provide additional incentives for such independent directors to continue to work for the best interests of the Corporation and its stockholders through continuing ownership of its common stock.

         2. DEFINITIONS. As used herein, each of the following terms has the indicated meaning:

                  "Annual Meeting" means the Corporation's annual meeting of stockholders or special meeting in lieu of annual meeting of stockholders at which one or more directors are elected.

                  "Board" means the Board of Directors of the Corporation.

                  "Corporation" means Alpha Industries, Inc.

                  "Fair Market Value" means the closing sale price quoted on the American Stock Exchange or such other national securities exchange or automated quotation system on which the Shares may be traded or quoted on the date of the granting of the Option.

                  "Non-Employee Director" means a person who, as of any applicable date, is a member of the Board and (i) is not an officer of the Corporation or a Subsidiary, or otherwise employed by the Corporation or a Subsidiary, (ii) does not receive compensation, either directly or indirectly, from the Corporation or a Subsidiary, for services rendered as a consultant or in any capacity other than as a member of the Board, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K ("Regulation S-K") promulgated pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "1934 Act"), (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K, and (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Rule 404(b) of Regulation S-K.

                  "Option" means the contractual right to purchase Shares upon the specific terms set forth in this Plan.

                  "Option Exercise Period" means the period commencing one (1) year after the date of grant of an Option pursuant to this Plan and ending ten years from the date of grant.

                  "Plan" means this Alpha Industries, Inc. 1997 Non-Qualified Stock Option Plan for Non-Employee Directors.

                  "Shares" means the Common Stock, $.25 par value per share, of the Corporation.


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                  "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Corporation if, at the time of grant of the Option, each of the corporations other than the last in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         3. STOCK SUBJECT TO THE PLAN. The aggregate number of Shares that may be issued and sold under the Plan shall be 100,000. The Shares to be issued upon exercise of Options granted under this Plan shall be made available, at the discretion of the Board, from (i) treasury Shares and Shares reacquired by the Corporation for such purposes, including Shares purchased in the open market,
(ii) authorized but unissued Shares, and (iii) Shares previously reserved for issuance upon exercise of Options which have expired or been terminated. If any Option granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased Shares covered thereby shall become available for grant under additional Options under the Plan so long as it shall remain in effect.

         4. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board. The Board shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Option issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

         5.       ELIGIBILITY. Options shall be granted only to Non-Employee
Directors.

         6.       GRANT OF OPTIONS.

         (a) On the effective date of this Plan, each Non-Employee Director shall be granted an Option to purchase 15,000 Shares.

         (b) Each year, immediately following the Corporation's Annual Meeting, each then Non-Employee Director shall be granted an Option to purchase 5,000 Shares.

         (c) Upon initial election by the stockholders or appointment by the Board as a Non-Employee Director, immediately following the Annual Meeting at which such Non-Employee Director is first elected by the stockholders or immediately following the meeting of the Board at which such Non-Employee Director is appointed by the Board, each Non-Employee Director shall be granted an Option to purchase 15,000 Shares .

        7.      TERMS OF OPTIONS AND LIMITATIONS THEREON.

                  (a) OPTION AGREEMENT. Each Option granted under this Plan shall be evidenced by an Option agreement between the Corporation and the Option holder and shall be upon such terms and conditions, not inconsistent with this Plan, as the Board may determine.

                  (b) PRICE. The price at which any Shares may be purchased pursuant to the exercise of an Option shall be the greater of the Fair Market Value of the Shares on the date of grant or par value.

                  (c) EXERCISE OF OPTION. Each Option granted under this Plan may be exercised as follows:


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                  (i)      beginning on the first anniversary of the date of
grant, for up to 20% of the Shares covered by the Option; and

                  (ii) beginning on each anniversary of the date of grant thereafter, for up to an additional 20% of such Shares for each additional year, until, on the fifth anniversary of the date of grant, the Option may be exercised as to 100% of the Shares covered by the Option, until the expiration of the Option Exercise Period.

        Options may be exercised in whole or in part, from time to time, only during the Option Exercise Period, by the giving of written notice, signed by the holder of the Option, to the Corporation stating the number of Shares with respect to which the Option is being exercised, accompanied by full payment for such Shares pursuant to section 8(a) hereof; provided however, (i) if a person to whom an Option has been granted ceases to be a Non-Employee Director during the Option Exercise Period by reason of retirement, death or any reason, other than termination for cause, such Option shall be exercisable by him or her or by the executors, administrators, legatees or distributees of his or her estate until the earlier of (A) the end of the Option Exercise Period or (B) 12 months following his or her retirement or death or the date on which he or she ceased to be a Non-Employee Director; and (ii) if a person to whom an Option has been granted ceases to be a Non-Employee Director of the Corporation by reason of termination for cause, such Option shall terminate as of the date such person ceased to be a Non-Employee Director. Termination for cause shall be defined as termination on account of any act of (i) fraud or intentional misrepresentation, or (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Corporation or any Subsidiary.

                  (d) NON-ASSIGNABILITY. No Option, or right or interest in an Option, shall be assignable or transferable by the holder, except by will, the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder), and during the lifetime of the holder shall be exercisable only by him or her.

         8.       PAYMENT.

                  (a) The purchase price of Shares upon exercise of an Option shall be paid by the Option holder in full upon exercise, and may be paid
(i) in cash, (ii) by delivery of Shares valued at Fair Market Value on the date of exercise, including, to the extent permitted under the Rule 16b-3 as defined in Paragraph 12(c), below, exempting certain transactions from the short swing trading provisions of Section 16 of the 1934 Act, by way of so-called "cashless exercise" and the netting of the number of Shares issuable upon exercise against that number of Shares subject to the Option having an aggregate Fair Market Value equal to the aggregate exercise price, or (iii) any combination of cash and Shares, as the Board may determine.

                  (b) No Shares shall be granted under this Plan or issued or transferred upon exercise of any Option under this Plan unless and until all legal requirements applicable to the issuance or transfer of such Shares, and such other requirements as are consistent with the Plan, have been complied with to the satisfaction of the Board, including without limitation those described in Paragraph 12 hereof.

         9.       STOCK ADJUSTMENTS.

                  (a) If the Corporation is a party to any merger or consolidation, any purchase or acquisition of property or stock, or any separation, reorganization or liquidation, the Board (or, if


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the Corporation is not the surviving corporation, the board of directors of the surviving corporation) shall have the power to make arrangements, which shall be binding upon the holders of unexpired Options, for the substitution of new options for, or the assumption by another corporation of, any unexpired Options then outstanding hereunder.

                  (b) If by reason of recapitalization, reclassification, stock split, combination of shares, separation (including a spin-off) or dividend on the stock payable in Shares, the outstanding Shares of the Corporation are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation, the Board shall conclusively determine the appropriate adjustment in the exercise prices of outstanding Options and in the number and kind of shares as to which outstanding Options shall be exercisable, in such manner as to result in the Options being exercisable.

                  (c) In the event of a transaction of the type described in paragraphs (a) and (b) above, the total number of Shares on which Options may be granted under this Plan shall be appropriately adjusted by the Board.

         10.      CHANGE OF CONTROL PROVISIONS.

                  (a) Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control, any Options outstanding as of the date such Change of Control is determined to have occurred and not then exercisable shall become fully exercisable to the full extent of the original grant.

                  (b)      A "Change of Control" shall mean:

                           (i)      there shall have been consummated (a) any
consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving entity pursuant to which the Shares are converted into cash, securities or other property, other than a merger of the Corporation in which the ownership by the Corporation's stockholders of the securities in the surviving entity is in the same proportion as the ownership by the Corporation's stockholders of the stock in the Corporation immediately prior to the merger or
(b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation; or

                           (ii)     the stockholders of the Corporation have
approved any plan or proposal for the liquidation or dissolution of the Corporation; or

                           (iii)    any person (as that term is used in Sections
13(d) and 14(d)(2) of the 1934 Act) has become the beneficial owner (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 30% or more of the Corporation's outstanding Shares; or

                           (iv)     that during any period of two consecutive
years, individuals who, at the beginning of such period, constitute the entire Board shall cease, for any reason, to constitute a majority thereof, unless the election, or the nomination for election by the Corporation's stockholders, of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period.

         11. NO RIGHTS OTHER THAN THOSE EXPRESSLY CREATED. No person affiliated with the Corporation or any Subsidiary or other person shall have any claim or right to be granted an Option hereunder. Neither this Plan nor any action taken hereunder shall be construed as (i) giving any Option holder any right to continue to be affiliated with the Corporation, (ii) giving


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any Option holder any equity or interest of any kind in any assets of the
Corporation, or (iii) creating a trust of any kind or a fiduciary relationship of any kind between the Corporation and any such person. No Option holder shall have any of the rights of a stockholder with respect to Shares covered by an Option, until such time as the Option has been exercised and Shares have been issued to such person.

         12.      MISCELLANEOUS.

                  (a) WITHHOLDING OF TAXES. Pursuant to applicable federal, state, local or foreign laws, the Corporation may be required to collect income or other taxes upon the grant of an Option to, or exercise of an Option by, a holder. The Corporation may require, as a condition to the exercise of an Option, that the recipient pay the Corporation, at such time as the Board determines, the amount of any taxes which the Board may determine is required to be withheld.

                  (b) SECURITIES LAW COMPLIANCE. Upon exercise of an Option, the holder shall be required to make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation to issue or transfer the Shares in compliance with the provisions of applicable federal or state securities laws. The Corporation, in its discretion, may postpone the issuance and delivery of Shares, upon any exercise of an Option, until completion of such registration or other qualification of such Shares under any federal or state laws, or stock exchange listing, as the Corporation may consider appropriate. The Corporation intends to register or qualify the Shares under federal and state securities laws, but is not obligated to register or qualify the Shares under such laws and may refuse to issue such Shares if neither registration nor exemption therefrom is practical. The Board may require that prior to the issuance or transfer of any Shares upon exercise of an Option, the recipient enter into a written agreement to comply with any restrictions on subsequent disposition that the Board or the Corporation deems necessary or advisable under any applicable federal and state securities laws. Certificates representing the Shares issued hereunder may contain a legend reflecting such restrictions.

                  (c) COMPLIANCE WITH RULE 16b-3. With respect to a person subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors ("Rule 16b-3") under the 1934 Act. To the extent any provision of the Plan or action by the administrators of the Plan fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the administrators of the Plan.

                  (d) INDEMNITY. The Board shall not be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to the Plan, and the Corporation hereby agrees to indemnify the members of the Board, in respect of any claim, loss, damage, or expense (including counsel fees) arising from any such act, omission, interpretation, construction or determination, to the full extent permitted by law.

                  (e) OPTIONS NOT DEEMED INCENTIVE STOCK OPTIONS. Options granted under the Plan shall not be deemed incentive stock options as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended.

         13.      EFFECTIVE DATE; AMENDMENT; TERMINATION.

         (a) The effective date of this Plan shall be the date of the approval of the Board.


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         (b)      The Board may at any time, and from time to time, amend,
suspend or terminate this Plan in whole or in part, provided, however, that the provisions of this Plan relating to the amount and price of securities to be awarded and the timing of such awards may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. However, except as provided herein, no amendment, suspension or termination of this Plan may affect the rights of any person to whom an Option has been granted without such person's consent.

         (d) This Plan shall terminate ten years from its effective date, and no Option shall be granted under this Plan thereafter, but such termination shall not affect the validity of Options granted prior to the date of termination.


Date of Board of Directors Adoption: September 15, 1997